The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










October 1, 2007
SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by
One Thousand
American Depositary
Receipts representing
One Ordinary Share of
Mitsubishi UFJ
Financial Group, Inc.
(Form F6 File No. 33313338)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one thousand American Depositary Shares (the
Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio for Mitsubishi UFJ
Financial Group, Inc

The Prospectus has been revised to reflect the new ratio, and has been overstamped with:

Effective October 1, 2007 the Companys
American Depositary Share (ADS) Ratio
Changed from 1,000:1 (One Thousand
ADSs Representing One Ordinary Share)
to 1:1 (One ADS Representing One
Ordinary Share).
Attached to this letter is a copy of a letter from Mitsubishi UFJ Financial Group, Inc to The
Bank of New York requesting that the Ratio be changed.

Please contact me with any questions or
comments at 212 8152042

Dennis Chung
Assistant Treasurer
The Bank of New York  ADR Division

Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)